Exhibit 99.1

Akerna Announces Financial Results for Second Quarter 2022

Software revenue increases 33% for Q2 and 51% for the year-to-date

DENVER, August 10, 2022 -- Akerna (Nasdaq: KERN), a leading enterprise software company and developer of one of the most comprehensive technology infrastructures, ecosystems, and compliance engines powering the global cannabis industry, today reported its unaudited financial results for the quarter ended June 30, 2022.

"We have continued to take important steps to grow revenue, reduce costs, and position ourselves for growth in the future," said Jessica Billingsley, CEO of Akerna. “While client demand has been mixed thus far in 2022, and with softer sales and bookings in particular during the second quarter throughout the sector, we believe we are on pace for a year of solid growth in 2022, compared with last year. On the cost side, we’re pleased with our gross margin improvement over last year at 69%, and the expense reduction program across the board that we announced in Q2 should enable more material improvements going forward, beginning with our Q3 results.”

Second Quarter 2022 Financial Highlights and Supplemental Information

•	Software revenue was $5.9 million, up 33% year-over-year
•	Total revenue was $6.1 million, up 24% year-over-year
•	Gross profit of $4.2 million, or 69.8% of total revenues, was up 42% year-over-year compared to $3.0 million, or 60.9% of total revenues in the same period of 2021
•	Loss from operations was $29.2 million, including a $24.1 million impairment of certain long-lived assets, compared to a loss of $6.1 million year—over-year
•	Net loss was $29.6 million and, when excluding the impairment, was marginally lower than last year’s net loss of $6.1 million
•	Adjusted EBITDA* loss was $2.1 million compared with a loss of $1.6 million for the same quarter of 2021
•	Cash and Restricted Cash was $14.1 million as of July 5, 2022, following the closing of a $10 million financing via S-1 filed/effective on June 29, 2022

*See "Explanation of Non-GAAP Financial Measures" below

Second Quarter 2022 Key Metrics and Supplemental Financial Data

•	CARR of $18.9 million, up 9% year-over-year
•	Q2 software bookings of approximately $600K
•	Transaction volume up 9% year-over-year
•	Average new business deal decreased by 9% year-over-year
•	Retail order spend down 4% year-over-year
•	The company continues to pursue strategic alternatives to optimize the capital structure and strengthen the balance sheet
•	Expense reductions announced in June are expected to generate material cost savings in second half of 2022
•	The Board has approved Dean Ditto’s promotion from Interim to Full-Time CFO

The foregoing financial results are preliminary in nature. Final financial results and other disclosures will be reported in Akerna's quarterly report on Form 10-Q and may differ materially from the results and disclosures today due to, among other things, the completion of final review procedures, the occurrence of subsequent events or the discovery of additional information. You are encouraged to review the Form 10-Q in detail.

Conference Call Details

Akerna will host a conference call Thursday, August 11, 2022, at 8:30 a.m. Eastern Time to discuss its financial results and business highlights. A question-and-answer session will follow prepared remarks. Interested parties may listen to the call by dialing:

Toll-Free: 1-888-999-5318

Toll / International: 1 848-280-6460

Conference ID#: 4956626

The conference call will also be available via a live, listen-only webcast and can be accessed through the Investor Relations section of Akerna's website, https://ir.akerna.com/

To be included on the Company's email distribution list, please sign up at https://ir.akerna.com/news-events/email-alerts

About Akerna

Akerna (Nasdaq: KERN) is an enterprise software company focused on compliantly serving the cannabis, hemp, and CBD industry. First launched in 2010, Akerna has tracked more than $30 billion in cannabis sales to date and is the first cannabis software company listed on Nasdaq. The company's cornerstone technology, MJ Platform, one of the world's leading cannabis infrastructure as a service platform, powers retailers, manufacturers, brands, distributors, and cultivators.

For more information, visit https://www.akerna.com/.

Forward Looking Statements

Certain statements made in this release are "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words "estimates," "projected," "expects," "anticipates," "forecasts," "plans," "intends," "believes," "seeks," "may," "will," "should," "future," "propose" and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Such forward-looking statements include but are not limited to statements regarding our preliminary financial results which may differ from our final financial results, our preparation for a potential post-legalization landscape, our believe enterprise capabilities, including comprehensive compliance solutions and financial reporting integrations, will become increasingly important to the future leaders of the cannabis industry and the timing for management's conference call in relation to our quarterly results. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of significant known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside Akerna's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others that may affect actual results or outcomes, include (i) Akerna's ability to maintain relationships with customers and suppliers and retain its management and key employees, (ii) changes in applicable laws or regulations, (iii) changes in the market place due to the coronavirus pandemic or other market factors, (iv) and other risks and uncertainties disclosed from time to time in Akerna's filings with the U.S. Securities and Exchange Commission, including those under "Risk Factors" therein. You are cautioned not to place undue reliance on forward-looking statements. All information herein speaks only as of the date hereof, in the case of information about Akerna, or the date of such information, in the case of information from persons other than Akerna. Akerna undertakes no duty to update or revise the information contained herein. Forecasts and estimates regarding Akerna's industry and end markets are based on sources believed to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Explanation of Non-GAAP Financial Measures

In addition to our results determined in accordance with U.S. generally accepted accounting principles ("GAAP"), we believe the following non-GAAP measures are useful in evaluating our operating performance. We use the following non-GAAP financial information to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We attempt compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures.

Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Adjusted EBITDA

We believe that Adjusted EBITDA, when considered with the financial statements determined in accordance with GAAP, is helpful to investors in understanding our performance and allows for comparison of our performance and credit strength to our peers. Adjusted EBITDA should not be considered alternatives to net loss as determined in accordance with GAAP as indicators of our performance or liquidity.

We define EBITDA as net loss before interest expense, provision for income taxes, depreciation and amortization. We calculate Adjusted EBITDA as EBITDA further adjusted to exclude the effects of the following items for the reasons set forth below:

•	Impairment of long-lived assets, because it's a non-cash, non-recurring item, which effects the comparability of results of operations and liquidity;

•	Stock-based compensation expense, because this represents a non-cash charge and our mix of cash and share-based compensation may differ from other companies, which effects the comparability of results of operations and liquidity;

•	Cost incurred in connection with business combinations and mergers that are required to be expensed as incurred in accordance with GAAP, because business combination and merger related costs are specific to the complexity and size of the underlying transactions as well as the frequency of our acquisition activity these costs are not reflective of our ongoing operations;

•	Cost incurred in connection with non-recurring financing, including fees incurred as a direct result of electing the fair value option to account for our debt instruments;

•	Restructuring charges, which include costs to terminate a lease and the related write off of leasehold improvements and furniture, as we believe these costs are not representative of operating performance;

•	Gain on forgiveness of PPP loan, as this is a one-time forgiveness of debt that is not recurring across all periods and we believe inclusion of the gain is not representative of operating performance;

•	Equity in losses of investees because our share of the operations of investees is not representative of our own operating performance and may not be monetized for a number of years;

•	Changes in fair value of contingent consideration because these adjustments are not recurring across all periods and we believe these costs are not representative of operating performance; and

•	Other non-operating expenses which includes items such as a one-time gain on debt extinguishment and a one-time loss on disposal of fixed assets, which effects the comparability of results of operations and liquidity.

Related Non-GAAP Expense Measure

We reference in our earnings call non-GAAP Operating Expenses. We believe that this non-GAAP financial measure, when considered with the financial statements determined in accordance with GAAP, is helpful to management and investors in understanding our performance quarter over quarter and to the comparable quarter in our prior fiscal year by excluding the same items we exclude from EBITDA to derive Adjusted EBITDA that are included in GAAP operating expenses, as set forth above (impairment of long-lived assets, stock-based compensation expense, costs incurred with business combinations, costs incurred in connection with debt issuance, restructuring costs and certain other non-operating expenses, as described above) for the same reasons stated above-- principally, that these expenses are not, in management's opinion, easily comparable across reporting periods, are not reflective of ongoing operations and/or are not representative of our operating performance.

We define non-GAAP Operating Expenses, as GAAP Operating Expenses, excluding impairment of long-lived assets, stock-based compensation expense, costs incurred with business combinations, costs incurred in connection with debt issuance and restructuring costs.

This non-GAAP expense measure should not be considered an alternative to the corresponding GAAP financial measure as determined in accordance with GAAP as an indicator of our performance or liquidity. Please review the tables provided below, for a reconciliation of this non-GAAP expense measure to the corresponding GAAP financial measure.

The reconciliation of the above non-GAAP financial measures for the quarter ended June 30, 2022 are presented in the tables below. For comparative purposes, the reconciliation of these non-GAAP financial measures in the prior quarter ended March 31, 2022 are contained in our press release for that quarter dated May 9, 2022 and available in our current report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2022 and available here:

https://www.sec.gov/ix?doc=/Archives/edgar/data/1755953/000121390022024908/ea159625-8k_akernacorp.htm

Key Performance Metrics

We use several key performance metrics in this press release.

We define committed annual recurring revenue (“CARR”) as the total amount of contracted annualized recurring revenue for which clients have signed contracts as of the end of the stated period, assuming any contract that expires during the next 12 months is renewed on its existing terms. CARR includes the annualized value of contracted subscriptions, the annualized value of contracted software support services active and the annualized value of contracted consulting services at the end of a reporting period and does not include revenue reported as “Other Revenue” in our consolidated statement of operations. We are monitoring these metrics because they align with how our customers are increasingly purchasing our software solutions and how we are managing our business. The CARR metric should be viewed independently of revenue and CARR is not an indicator of future revenue.

We define software bookings as the dollar amount of new signed software contracts, the value of which will be recognized over the life of the contract. We define the average new business deal size as the average monthly recurring revenue of bookings for new customers and expansion on existing accounts in the period. We monitor growth in bookings and deal size as a near-term leading indicator of our business’s performance. Software bookings should be reviewed independently of revenue and is not an indicator of future revenue.

We define transactions as the sale of cannabis good recorded on our system and including sales between a retailer and a consumer and sales throughout the supply chain throughout the wholesale process before the consumer transaction. We define transaction dollar amount as the total dollar value of transactions that are tracked on our systems during the reported period. We define transaction numbers as the total number of transactions that are recorded on our systems during the reported period. Transaction dollar amount and transaction value do not relate to transactions by Akerna but to transactions undertaken by our clients tracked on our systems. We track transaction dollar value and transaction numbers as a long-term leading indicator of our market share. These metrics should be viewed independently of revenue and are not an indicator of future revenue.

Investor Contacts

IR@akerna.com

AKERNA CORP.

 Condensed Consolidated Balance Sheets

  (unaudited)

	June 30,	December 31,
	2022	2021
Assets
Current assets:
Cash	$5,124,553	$13,934,265
Restricted cash	8,261	508,261
Accounts receivable, net	1,882,084	1,403,774
Prepaid expenses and other current assets	2,155,446	2,383,764
Total current assets	9,170,344	18,230,064

Fixed assets, net	143,026	153,151
Investment, net	226,101	226,101
Capitalized software, net	6,898,876	7,311,676
Intangible assets, net	17,640,833	21,609,794
Goodwill	9,080,177	46,942,681
Other noncurrent assets	9,700	9,700
Total Assets	$43,169,057	$94,483,167

Liabilities and Equity

Current liabilities:
Accounts payable, accrued expenses and other accrued liabilities	$7,050,679	$6,063,520
Contingent consideration payable	6,300,000	6,300,000
Current portion of deferred revenue	2,403,512	3,543,819
Current portion of long-term debt	6,600,000	13,200,000
Derivative liability	11,282	63,178
Total current liabilities	22,365,473	29,170,517

Long-term portion of deferred revenue	602,086	582,676
Long-term debt, less current portion	6,788,000	4,105,000
Deferred tax liabilities	468,486	675,291
Total liabilities	30,224,045	34,533,484

Commitments and contingencies (Note 7)
	—	—
Equity:
Preferred stock, par value $0.0001; 5,000,000 shares authorized, 1 share special voting preferred stock issued and outstanding at June 30, 2022 and December 31, 2021	—	—
Special voting preferred stock, par value $0.0001; 1 share authorized, issued and outstanding as of June 30, 2022 and December 31, 2021, with $1 preference in liquidation; exchangeable shares, no par value, 291,192 and 309,286 shares issued and outstanding as of June 30, 2022 and December 31, 2021 respectively	2,227,619	2,366,038
Common stock, par value $0.0001; 75,000,000 shares authorized, 36,826,733 and 31,001,884 issued and outstanding at June 30, 2022 and December 31, 2021, respectively	3,680	3,100
Additional paid-in capital	150,438,437	146,027,258
Accumulated other comprehensive income	302,352	61,523
Accumulated deficit	(140,027,076)	(88,508,236)
Total equity	12,945,012	59,949,683
Total liabilities and equity	$43,169,057	$94,483,167

AKERNA CORP.

 Condensed Consolidated Statements of Operations

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2022	2021	2022	2021
Revenue:
Software	$5,920,929	$4,456,728	$12,429,442	$8,251,881
Consulting	115,300	410,884	542,309	583,631
Other revenue	49,652	39,275	64,971	85,399
Total revenue	6,085,881	4,906,887	13,036,722	8,920,911
Cost of revenue	1,835,977	1,914,380	4,039,648	3,368,547
Gross profit	4,249,904	2,992,507	8,997,074	5,552,364
Operating expenses:
Product development	1,761,428	1,527,258	3,866,789	2,951,358
Sales and marketing	3,185,318	1,826,143	6,421,431	3,562,058
General and administrative	2,419,109	4,375,981	4,989,541	6,228,943
Depreciation and amortization	1,982,833	1,314,132	3,976,224	2,367,015
Impairment of long-lived assets	24,122,066	—	39,600,587	—
Total operating expenses	33,470,754	9,043,514	58,854,572	15,109,374
Loss from operations	(29,220,850)	(6,051,007)	(49,857,498)	(9,557,010)
Other (expense) income:
Interest (expense) income, net	(212,984)	(163,125)	(213,724)	(937,505)
Change in fair value of convertible notes	(294,000)	(16,405)	(1,727,000)	(2,007,677)
Change in fair value of derivative liability	33,845	133,125	51,896	(42,871)
Other expense (income), net	—	243	—	243
Total other (expense) income	(473,139)	(46,162)	(1,888,828)	(2,987,810)

Net loss before income taxes and equity in losses of investee	(29,693,989)	(6,097,169)	(51,746,326)	(12,544,820)
Income tax (expense) benefit	128,042	(4,300)	227,486	(10,570)
Equity in losses of investee	—	(3,782)	—	(7,564)

Net loss	$(29,565,947)	$(6,105,251)	$(51,518,840)	$(12,562,954)

Basic and diluted weighted average common stock outstanding	35,477,788	24,530,169	33,694,681	23,375,981
Basic and diluted net loss per common share	$(0.83)	$(0.25)	$(1.53)	$(0.54)

AKERNA CORP.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	For the Six Months Ended
	June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(51,518,840)	$(12,562,954)
Adjustment to reconcile net loss to net cash used in operating activities:
Equity in losses of investment	—	7,564
Bad debt expense	112,475	150,294
Stock-based compensation expense	477,681	1,074,621
Loss on write off of fixed assets	—	1,045,180
Impairments of long-lived assets	39,600,587	—
Amortization of deferred contract cost	205,408	242,110
Non-cash interest expense	60,500	926,968
Depreciation and amortization	3,976,224	2,367,014
Foreign currency loss (gain)	14,689	(17,344)
Change in fair value of convertible notes	1,727,000	2,007,677
Change in fair value of derivative liability	(51,896)	42,871
Changes in operating assets and liabilities:
Accounts receivable, net	(580,387)	286,118
Prepaid expenses and other current assets	23,530	(115,934)
Accounts payable, accrued expenses and other accrued liabilities	119,355	1,463,669
Deferred tax liabilities	(206,805)	—
Deferred revenue	(1,146,966)	(633,052)
Net cash used in operating activities	(7,187,445)	(3,715,198)
Cash flows from investing activities:
Developed software additions	(1,737,120)	(2,004,609)
Fixed asset additions	(27,383)	—
Cash returned from business combination working capital settlement	400,000	—
Net cash used in investing activities	(1,364,503)	(2,004,609)
Cash flows from financing activities:
Value of shares withheld related to tax withholdings	(13,167)	(333,847)
Principal payments of convertible notes	(1,515,000)	—
Proceeds from stock offering, net	761,178	—
Net cash used in financing activities	(766,989)	(333,847)
Effect of exchange rate changes on cash and restricted cash	9,225	(124)
Net change in cash and restricted cash	(9,309,712)	(6,053,778)
Cash and restricted cash - beginning of period	14,442,526	18,340,640
Cash and restricted cash - end of period	$5,132,814	$12,286,862
Cash paid for interest	$151,500	$50,854
Cash paid for income taxes	$19,466	$64,963
Supplemental disclosures of non-cash investing and financing activities:
Settlement of convertible notes in common stock	$3,925,500	$10,196,382
Conversion of exchangeable shares to common stock	138,419	12,453,853
Settlement of other liabilities in common stock	49,528	377,325
Stock-based compensation capitalized as software development	12,618	—
Vesting of restricted stock units	7	—
Capitalized software included in accrued expenses	1,045,299	—
Shares returned in connection with 365 Cannabis acquisition	940,000	—
365 Cannabis working capital reduction to accrued expenses	160,000	—

Akerna Corp.

The reconciliation of net loss to EBITDA and Adjusted EBITDA is as follows:

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30, 2022
	2022	2021	2022	2021
Net loss	$(29,565,946)	$(6,105,251)	$(51,518,840)	$(12,562,954)
Adjustments:
Interest expense (income)	212,983	163,124	213,724	937,504
Change in fair value of convertible notes	294,000	16,405	1,727,000	2,007,677
Change in fair value of derivative liability	(33,845)	(133,125)	(51,896)	42,871
Income tax expense (benefit)	(128,042)	4,300	(227,486)	10,570
Depreciation and amortization	1,982,833	1,314,132	3,976,224	2,367,015
Other	—	(243)	—	(243)
EBITDA	$(27,238,017)	$(4,740,658)	$(45,881,274)	$(7,197,560)
Impairment of long-lived assets	24,122,066	—	39,600,587	—
Stock-based compensation expense	132,133	521,335	445,056	1,024,715
Business combination and merger related costs	6,062	63,735	5,425	107,726
Non-recurring financing fees	325,529	111,761	353,483	129,594
Restructuring charges	503,709	2,406,832	1,067,944	2,454,019
Equity in losses of investee	—	3,782	—	7,564
Adjusted EBITDA	$(2,148,518)	$(1,633,213)	$(4,408,780)	$(3,473,942)

Akerna Corp.

The reconciliation of operating expenses to non-GAAP operating expenses is as follows:

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30, 2022
	2022	2021	2022	2021
Operating Expenses	$33,470,756	$9,043,514	$58,854,572	$15,109,374
Adjustments:
Depreciation and amortization	1,982,833	1,314,132	3,976,224	2,367,015
Stock-based compensation expense	107,979	480,674	413,494	954,970
Business combination and merger related costs	6,062	63,735	5,425	107,726
Non-recurring financing fees	325,529	111,761	353,483	129,594
Restructuring charges	503,709	2,406,832	1,067,944	2,454,019
Impairment of long-lived assets	24,122,066	—	39,600,587	—
Non-GAAP Operating Expenses	$6,422,578	$4,666,380	$13,437,416	$9,096,050

Akerna Corp.

The reconciliation of product development expense to non-GAAP product development expense is as follows:

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30, 2022
	2022	2021	2022	2021
Product development expense	$1,761,428	$1,527,259	$3,866,789	$2,951,358
Stock-based compensation expense	(39,812)	186,014	188,630	407,907
Restructuring charges	168,127	—	168,127	—
Non-GAAP product development expense	$1,633,113	$1,341,245	$3,510,032	$2,543,452

Akerna Corp.

The reconciliation of sales and marketing expense to non-GAAP sales and marketing expenses is as follows:

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30, 2022
	2022	2021	2022	2021
Sales and marketing expense	$3,185,318	$1,826,143	$6,421,431	$3,562,058
Stock-based compensation expense	1,707	125,387	(45,082)	243,587
Restructuring charges	277,049	—	277,049	—
Non-GAAP product sales and marketing	$2,906,562	$1,700,756	$6,189,464	$3,318,472

Akerna Corp.

The reconciliation of general and administrative expense to non-GAAP general and administrative expenses is as follows:

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30, 2022
	2022	2021	2022	2021
General and administrative expense	$2,419,110	$4,375,981	$4,989,541	$6,228,943
Stock-based compensation expense	146,084	169,273	269,946	303,477
Business combination and merger related costs	6,062	63,735	5,425	107,726
Non-recurring financing fees	325,529	111,761	353,483	129,594
Restructuring charges	58,532	2,406,832	622,768	2,454,019
Non-GAAP general and administrative expense	$1,882,903	$1,624,380	$3,737,920	$3,234,126